EXHIBIT 8.2

                                 August 30, 2005

Asset Backed Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

            We have acted as your special tax counsel in connection with the proposed offering and sale from time to time of Asset Backed Certificates (the "Certificates") and Asset Backed Notes (the "Notes" and, together with the Certificates, the "Securities"), pursuant to the registration statement filed with the Securities and Exchange Commission (the "Commission") on August 30, 2005, as amended (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers the Certificates and Notes to be sold by Asset Backed Funding Corporation (the "Company") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates and a servicer or a master servicer to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between the Company and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes. A form of Pooling and Servicing Agreement is incorporated by reference from an exhibit to the registration statement on Form S-3 (File No. 333-90830) and a form of Indenture is incorporated by reference from an exhibit to the registration statement on Form S-3 (File No. 333-32857). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

            In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each substantially in the form filed with the Commission, (ii) the form of the Pooling and Servicing Agreement and Indenture, each substantially in the form being filed or as filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

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August 30, 2005
Page 2

            As counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of the Securities, which advice is consistent with the description of material federal income tax consequences for holders of the Securities that appears under the headings "Summary of Prospectus--Tax Status of the Securities" and "Federal Income Tax Consequences" in the Prospectus and under the headings "Summary of Prospectus Supplement--Certain Material Federal Income Tax Consequences" and "Certain Material Federal Income Tax Consequences" in the form of Prospectus Supplement. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Securities, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

            This opinion is based on existing law and on the facts and circumstances set forth in the Prospectus and Prospectus Supplement and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities. The opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the references to this firm under the captions "Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Act.

            No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any state.

                                              Very truly yours,

                                              /s/ Hunton & Williams LLP